UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 18, 2024

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

624 Market Street, Shreveport, Louisiana		71101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	HFBL	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Director

On December 18, 2024, director Walter T. Colquitt, III formally notified Home Federal Bancorp, Inc. of Louisiana (the “Company”) of his decision to retire from the Board of Directors (the “Board”) of the Company, effective December 18, 2024. Dr. Colquitt was also a member of the Board of the Company’s principal operating subsidiary, Home Federal Bank (the “Bank”), at the time of his resignation and a member of the Company’s Compensation Committee. Dr. Colquitt’s decision to resign was for personal reasons and was not a result of any disagreement with the Company. The Company would like to sincerely thank Dr. Colquitt for his outstanding service on the Board of Directors of the Company and its predecessor since its formation in 2005 and the Bank since 1993.

The Board has reduced the number of directors of the Company to eliminate the vacancy created by the resignation of Dr. Colquitt. Director Thomas Steen Trawick, Jr. has been appointed to the Compensation Committee.

(b) and (c) Retirement and Appointment of Named Executive Officer

In accordance with the terms of his transition agreement entered into February 14, 2024, Glen W. Brown, who serves as Senior Vice President and Chief Financial Officer of the Company and the Bank, will transition to the role of Treasurer of the Bank effective January 1, 2025.  Brad Ezernack, age 35, who currently serves as the Bank’s Vice President, Controller, was appointed as Mr. Brown’s successor on December 18, 2024. Mr. Ezernack will assume the chief financial officer and principal accounting officer roles on January 1, 2025, continuing to work closely with Mr. Brown to ensure a smooth transition.

Mr. Ezernack has served as the Bank’s Vice President, Controller since August 2023.  Prior thereto, Mr. Ezernack served as the Accounting Manager for Highland Clinic, APMC from September 2015 until September 2023.  Previous to this, Mr. Ezernack served Home Federal Bank from April 2010 through November 2014 as a member of the Accounting Staff, and also served as a Staff Accountant for Ilios Resources, Inc. and Smith, Pugh & Seal, LLP from November 2014 through September 2015.

Item 9.01        Financial Statements and Exhibits

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)       The following exhibit is included with this Report:

Exhibit Number	Description
104	Cover page interactive date file (embedded within the Inline XBRL document.)

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: December 18, 2024	By:	/s/James R. Barlow
James R. Barlow
Chairman of the Board, President and Chief Executive Officer